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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated October 18, 1995 relating to the September 30, 1995 financial statements and financial highlights of Dean Witter Convertible Securities Trust (the "Fund") and to the reference under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated November 22, 1994 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated November 22, 1994, which Statement of Additional Information and Prospectus have been incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated August 14, 1995 relating to the June 30, 1995 financial statements and financial highlights of TCW/DW Global Convertible Trust and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated August 28, 1995, which is incorporated by reference into the Registration Statement.




PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York
October 23, 1995